Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.’s 333-134291, 333-104011, 333-84312,
333-57244, 333-34312, 333-39627 on Form S-8 of our report dated December 29, 2006, relating to the financial statements of Datawatch Corporation, appearing in this Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 2006.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 29, 2006